SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20509

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) June 13, 2002

ChromaVision Medical Systems, Inc. (Exact Name of Registrant as Specified in Charter)

Delaware	0-1000	75-2649072

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

33171 Paseo Cerveza, San Juan Capistrano, California		92675-4824

(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (949) 443-3355

Not Applicable (Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Event
Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.
SIGNATURES
EXHIBIT INDEX
EXHIBIT 4.1
EXHIBIT 4.2
EXHIBIT 4.3
EXHIBIT 99.1
EXHIBIT 99.2
EXHIBIT 99.3

Item 5. Other Event

         On June 13, 2002, ChromaVision Medical Systems, Inc. (the “Company”) and Safeguard Delaware, Inc. (“Safeguard”) announced an agreement pursuant to which Safeguard will invest up to $7 million in return for shares of Company Common Stock, acquire outstanding shares of the Company’s Series D 5% Cumulative Convertible Preferred Stock (the “Series D Preferred Stock”) from certain institutional investors and guarantee up to $3 million in additional debt financing for the Company. The Company entered into the transactions in order to obtain critically needed operating capital necessary to permit it to continue operations, to strengthen its capital structure and to eliminate the outstanding shares of Series D Preferred Stock by having it convert into Common Stock. Safeguard is a wholly-owned subsidiary of Safeguard Scientifics, Inc., a Delaware corporation whose Common Stock is listed on the New York Stock Exchange (“Safeguard Scientifics”). Safeguard Scientifics has agreed to cause Safeguard to perform all of its obligations under the documents relating to the transactions described below.

         Safeguard Scientifics was a founding investor in the Company. Prior to the transactions referred to above, Safeguard and its affiliates, taken together, were by far the Company’s largest stockholder, beneficially owning approximately 30% of the outstanding shares of Common Stock. In addition, one present and one retired senior executive officer of Safeguard Scientifics serve on the eight-person board of directors of the Company. The Company has always considered Safeguard Scientifics and its affiliates as “affiliates” of the Company for purposes of Rule 144 of the Securities and Exchange Commission adopted under the Securities Act of 1933. An “affiliate” of a specified party is another party that, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with, the party specified. The treatment of Safeguard Scientifics as an affiliate of the Company means that the Company is being treated as controlled by Safeguard Scientifics.

         The transactions described in this Report increase the percentage of beneficial ownership of the Company’s Common Stock by Safeguard and its affiliates and could result in a majority of the Company’s board of directors being persons designated by Safeguard. The transactions therefore result in an increase in the degree of control that Safeguard and its affiliates have over the Company, and, although the Company has treated Safeguard Scientifics as a control person in the past, the transactions could be characterized as a change in control of the Company.

Description of Transaction.

         The following discussion includes a summary of the agreements being filed as exhibits to this Current Report, is necessarily limited in scope and is qualified in its entirety by reference to the complete terms of those agreements.

         Purchase of Common Stock. The aggregate number of shares of Common Stock to be purchased by Safeguard under the agreement entered into on June 13, 2002 is 4,416,404 at a price per share of $1.585. Of that amount, 4,053,641 shares were purchased on June 13, 2002 for $6,425,021. An additional 100 shares will be purchased on July 11, 2002, and the remaining 362,663 shares will be purchased only after obtaining the approval of the Company’s stockholders at a special meeting expected to be held by August 31, 2002. The Company has been advised by Safeguard that the source of funds for the purchase of the Company Common Stock has been and will be Safeguard’s operating capital.

         Purchase of Series D Preferred Stock. The number of shares of Series D Preferred Stock acquired by Safeguard on June 13, 2002 was 10,730 out of 12,500 shares outstanding. The shares acquired have an aggregate redemption price and liquidation preference of $10,730,000. Safeguard already held 500 shares of Series D Preferred Stock having a redemption price and liquidation preference of $500,000. The remaining 1,270 shares of Series D Preferred Stock not owned by Safeguard were converted by each of the holders thereof into an aggregate of 819,290 shares of Common Stock after the sale of the other shares of Series D Preferred Stock to Safeguard and after Safeguard’s purchase of Common Stock from the Company. The conversion occurred in accordance with the terms of the Series D Preferred Stock at a price of $1.585 per share. Under the terms of the Series D Preferred Stock, the conversion price, which had been $6.5746 per share, was to be reduced to the average of the daily volume-weighted average sale prices for the Common Stock for each of the 15 trading days prior to July 10, 2002, but not below $4.0019 per share. The conversion price also automatically adjusts to any price at which shares of Common Stock are issued if that price is lower than the then effective conversion price. As a result, the conversion price of the Series D Preferred Stock was automatically reduced to $1.585 per share when the Company sold shares at that price to Safeguard.

         Safeguard has agreed with the Company that, upon obtaining approval of the stockholders at the upcoming special meeting, it will convert all of the remaining shares of Series D Preferred Stock into Common Stock, provided that:

•	stockholder approval is obtained by September 11, 2002,

•	no litigation, arbitration or administrative proceeding is then pending before any court or governmental or regulatory authority which, in the reasonable judgment of Safeguard, would make the conversion of all of the shares of Series D Preferred Stock then owned by Safeguard imprudent and

•	no temporary restraining order, preliminary injunction or permanent injunction issued by any court of competent jurisdiction or any governmental or regulatory authority has been issued restraining or prohibiting Safeguard from converting the shares of Series D Preferred Stock.

         If stockholder approval is not obtained by September 11, 2002, Safeguard will have the right to have the shares of Series D Preferred Stock redeemed by the Company for $13,476,000, an amount which will almost certainly exceed the resources of the Company at that time. The Company would also be obligated to pay Safeguard a $700,000 fee.

         The Company has been advised by Safeguard that the source of funds used to purchase the Series D Preferred Stock was Safeguard’s working capital.

         Repricing of Series D Warrants. When the Series D Preferred Stock was originally issued on July 10, 2001, the Company also granted warrants to the purchasers of the shares of Series D Preferred Stock entitling them to purchase an aggregate of 546,615 additional shares of Common Stock (the “Series D Warrants”). The Series D Warrants provided for an initial exercise price of $6.8604 per share but included a provision reducing the exercise price to the average of the closing bid prices for the Common Stock on the twenty trading days prior to July 10, 2002, but in no event less than $4.0019 per share. Based upon the present trading prices of the Company’s Common Stock, the adjustment in the exercise price to $4.0019 would have occurred unless there were a significant increase in the trading prices of the Company’s Common Stock between June 13 and July 10, 2002. In connection with the transactions described above, the Company has reduced the exercise price of the Series D Warrants for all of the holders thereof other than Safeguard to $2 per share without increasing the number of shares issuable upon exercise of the Warrants. The number of shares issuable upon exercise of the Series D Warrants subject to this price adjustment was 524,750.

         Guarantee of Debt Financing. The debt financing which Safeguard has agreed to guarantee has not yet been obtained, but the Company believes that, with the Safeguard guarantee, it will be able to obtain the financing. The guarantee may be in the form of a traditional contractual guarantee, a letter of credit or some other form of credit enhancement that is reasonably acceptable to the lender. Safeguard will receive commercially reasonable compensation for providing any such credit enhancement.

         Safeguard Warrant and Right of First Refusal. The Company has agreed to issue to Safeguard a warrant to purchase up to 975,000 shares of Common Stock (the “Safeguard Warrant”) to protect it against dilution from the exercise of certain outstanding options and warrants held by others that are exercisable to purchase additional shares of Common Stock of the Company. Under the terms of the Safeguard Warrant, Safeguard is entitled to purchase one share of Common Stock for every share of Common Stock as to which any such other option or warrant is exercised. The exercise price payable by Safeguard will be equal to the exercise price of any such other option or warrant. The issuance of the Safeguard Warrant is conditioned upon obtaining stockholder approval at the upcoming special meeting.

         The Company has also agreed that Safeguard will have a right of first refusal to purchase its pro-rata share of all equity securities that the Company proposes to sell and issue in the future (other than compensatory grants of stock options to directors, officers, employees and consultants). The pro-rata share of Safeguard under the right of first refusal will be determined on an as-converted basis, which means giving effect to the issuance of all shares of capital stock which can be acquired from the Company or any wholly-owned subsidiary of the Company upon conversion or exercise in full of purchase rights under the terms of any Common Stock, Preferred Stock or other security which is convertible or exercisable to acquire any Common Stock or Preferred Stock. The right of first refusal will be binding upon the Company only if it is approved by the stockholders at the upcoming special meeting. The Company cannot make any compensatory grants of stock options to employees, officers, directors, consultants or advisors (“Compensatory Grants”) without the written consent of Safeguard for the period specified in “Additional Covenants of the Company” below. Safeguard has agreed not to unreasonably withhold such consent, but the agreement provides that it will be reasonable for Safeguard to withhold consent unless the Company grants Safeguard a warrant or comparable stock purchase right (a “Safeguard Compensatory Grant”) to acquire, at a price equal to the per share exercise price of the Compensatory Grant, a number of shares of Common Stock so that, if all of such Compensatory Grants were exercised in full, Safeguard would be entitled to acquire under the Safeguard Compensatory Grant one share of Common Stock more than the recipients of the Compensatory Grants would be entitled to acquire.

Safeguard Stock Ownership.

         Before the current transaction with the Company, Safeguard and its affiliates owned beneficially 6,094,095 shares of Common Stock of the Company, constituting approximately 30% of the number of shares outstanding. In addition, Safeguard and its affiliates had the right to acquire an additional 462,577 shares under immediately exercisable rights, and if all of those rights had been exercised, the 6,556,672 total shares would constitute approximately 32% of the number of shares outstanding.

         The full conversion of the Series D Preferred Stock is subject to a limitation in the certificate of designations by which the Series D Preferred Stock was created that, without stockholder approval, the number of shares of Common Stock issuable upon conversion of the Series D Preferred Stock, together with the number of shares paid as dividends thereon or issued upon exercise of the Series D Warrants, cannot exceed 4,002,547 shares in the aggregate. That number represented 19.9% of the number of shares of Common Stock outstanding when the Series D Preferred Stock was issued. At present the aggregate number of shares into which the Series D Preferred Stock held by Safeguard is convertible, taking into account the 19.9% limitation and the conversions that have already taken place, is 3,112,941 shares which, if the conversion took place immediately, would constitute approximately 11% of the number of shares of Common Stock outstanding.

         After each of the holders of the Series D Preferred Stock other than Safeguard sold shares of Series D Preferred Stock to Safeguard and then each of them exercised its conversion rights with respect to the shares of Series D Preferred Stock they retained as described above, each of those parties gave Safeguard an irrevocable proxy to vote the shares of Common Stock issued upon conversion of the Series D Preferred Stock such party retained, as well as any other shares thereafter acquired, at all meetings of stockholders, including the special meeting to be held to approve the matters referred to above. The aggregate number of shares of Common Stock subject to those proxies as a result of the conversion of the shares of Series D Preferred Stock retained by the former holders is 819,920. In addition, three directors and two officers, of the Company entered into voting agreements with Safeguard in which they agreed to vote an aggregate of 99,428 shares of Common Stock in favor of the proposals to be considered at the special meeting of stockholders and against certain other matters that could be reasonably expected to impede, interfere with, delay, postpone or materially adversely affect the transaction.

         After giving effect to the transactions described above and assuming the stockholders approve the matters to be voted upon at the special meeting of stockholders referred to above, Safeguard would beneficially own 17,063,482 shares of Common Stock representing approximately 53.6% of the number of shares outstanding. Under a rule of the Securities and Exchange Commission, Safeguard and its affiliates are deemed to “beneficially own” all shares as to which they have the power to vote or direct the voting, all shares which they have the power to sell or otherwise dispose of, and all shares as to which they have a right to acquire such voting or disposition powers under any right exercisable within 60 days of the date as of which beneficial ownership is being determined. Under that definition, Safeguard presently beneficially owns the shares of Common Stock issuable upon conversion of the Series D Preferred Stock (up to the 19.9% limitation discussed above), the shares of Common Stock as to which it has received an irrevocable proxy from each of the former holders of the Series D Preferred Stock and the shares of Common Stock subject to the voting agreements with certain directors and officers of the Company. After stockholder approval Safeguard would also beneficially own the number of shares of Common Stock into which the Series D Preferred Stock is convertible above the 19.9% limit, whether or not the Series D Preferred Stock is converted, and the additional 362,663 shares of Common Stock it is to purchase from the Company. The proxies and voting agreements expire upon stockholder approval of the matters to be voted upon at the special meeting, payment of the $700,000 fee by the Company if the matters are not approved or December 12, 2003, which ever first occurs. When that expiration date occurs, Safeguard will no longer beneficially own the shares subject to the proxies or the voting agreements.

         Presently and after giving effect to the purchase of the 4,053,741 shares of Common Stock, the purchase of the 10,730 shares of Series D Preferred Stock and receipt of the proxies for the 819,290 shares and voting agreements for the 99,428 shares, Safeguard owns beneficially 14,566,022 shares of Common Stock constituting approximately 51.6% of the shares outstanding. This total includes 61,915 shares which Safeguard has the right to acquire under outstanding warrants and as to which it cannot exercise the voting rights without acquiring the shares. See “Stockholder Meeting” below for information as to the number of shares required to approve the matters to be considered at the special meeting of stockholders.

         The following table shows the beneficial ownership of the Company’s Common Stock by Safeguard and its affiliates as affected by the transactions described above.

		Shares Subject to
		Acquisition Rights
	Shares Owned or	Exercisable Within	Total Shares	Percent of
	Subject to Proxy	60 Days	Beneficially Owned	Outstanding Shares

Ownership Before Transaction	6,094,095	462,577	6,556,672	32.33%

Purchase of Common Without Stockholder Approval	4,053,741		4,053,741

Issuable Upon Conversion of Series D Preferred Stock
Without Stockholder Approval		3,112,941	3,112,941

Purchase of Common After

Stockholder Approval	362,663		362,663

Additional Shares Issuable Upon Conversion of Series D After Stockholder Approval		3,972,233	3,972,233

Shares Subject to Proxies and Voting Agreements	918,718*		918,718*

Total Beneficial Ownership After Stockholder Approval	10,510,499*	7,471,701	17,063,482*	53.6%*

*	Assumes the matters considered at the stockholder meeting are approved, after which the proxies and voting agreements terminate. The shares subject to the proxies and voting agreements are not included in Total Beneficial Ownership After Stockholder Approval.

In 1999 the board of directors of the Company adopted a Stockholder Rights Plan intended to assure that all stockholders would receive fair treatment in the event of any threatened hostile or coercive acquisition of the Company. The Plan provides for the distribution of rights to purchase shares of capital stock of the Company which become separate from the Common Stock and exercisable after the occurrence of certain events relating to the acquisition or potential acquisition of beneficial ownership of 15% or more of the outstanding shares of voting stock of the Company by an individual or entity. The rights permit all holders of voting stock other than the person or entity acquiring beneficial ownership of 15% or more of the Common Stock of the Company to purchase additional shares at a price which is highly dilative to the 15% stockholder. Since Safeguard and its affiliates have always owned more than 15% of the outstanding shares of Common Stock of the Company, the Rights Agreement by which the Plan is implemented has always had an exception permitting Safeguard and its affiliates to own beneficially up to designated amounts of shares without triggering the rights under the Plan. In connection with the current transaction the Rights Agreement was further amended to eliminate any limitation on the number of shares Safeguard and its affiliates can beneficially own without triggering the rights and indicating the intention of the board of directors that the current transaction not trigger any such rights.

Stockholders Meeting

         As indicated above, the Company intends to hold a special meeting of stockholders by August 31, 2002 at which the stockholders will vote upon the following matters:

•	the issuance to Safeguard of the additional 362,663 shares of Common Stock referred to above;

•	the granting to Safeguard of the Safeguard Warrant to purchase 975,000 additional shares of Company Common Stock;

•	the conversion of the Series D Preferred Stock into a number of shares that exceeds the 19.9% limit referred to above; and

•	the right of first refusal pursuant to which Safeguard would be able to acquire additional equity securities of the Company, including the Safeguard Compensatory Grants described in “Description of the Transaction – Safeguard Warrant and Right of First Refusal.”

         The foregoing stockholder approvals are required by the rules of the Nasdaq Stock Market, Inc. which are applicable to the Company because its shares of Common Stock are traded on the Nasdaq National Market.

         The holders of the Common Stock and the Series D Preferred Stock vote as a single class except under certain circumstances not relevant to the upcoming special meeting of stockholders. The vote required for approval of the issuance of the 362,663 additional shares of Common Stock, the granting of the Safeguard Warrant and the right of first refusal is a majority of the voting power of the shares present or represented at the meeting determined without counting the 4,053,741 shares issued to Safeguard prior to the meeting, as described above. Likewise, the vote required for approval of the full conversion of the Series D Preferred Stock is a majority of the voting power of the shares present or represented at the meeting determined without counting the voting power of the Series D Preferred Stock or the shares of Common Stock issued upon conversion of the Series D Preferred Stock or as dividends thereon. Holders of the Common Stock have one vote per share, and holders of the Series D Preferred Stock have one vote per share of Common Stock into which the Series D Preferred Stock is convertible, taking into account the 19.9% limitation on conversion discussed above. Accordingly, if the meeting were held on the date of this Report, Safeguard, as the holder of all of the outstanding shares of Series D Preferred Stock, would have 3,112,941 votes with respect to the Series D Preferred Stock without converting that stock into Common Stock.

Additional Covenants of the Company.

         The Company has entered into a number of additional covenants with Safeguard, including but not limited to the following:

•	The Company will not engage in a number of specified actions or enter into any agreement with respect to any such actions without the prior written consent of Safeguard, including but not limited to disposing of assets outside the ordinary course of business, issuing any equity securities other than certain compensatory grants of stock options, increasing the number of shares available for grant under the Company’s stock option or other similar benefit plans, declaring any dividend on any class or series of stock, incurring indebtedness in excess of $5,000,000, acquiring any other business or making any equity investment in another business, making certain amendments to its certificate of incorporation or by-laws, entering into any transaction with any officer or director of the Company or holder of capital stock of the Company or any member of their respective immediate families or entities controlled by one or more of the foregoing or make or permit any material change in the nature of the Company’s business except as contemplated by the Company’s business plan and certain other transactions. These covenants expire on the earliest of June 30, 2004, the date that Safeguard and its affiliates no longer own greater than 40% of the voting power of all outstanding securities of the Company entitled to vote generally in the election of directors or the date Safeguard or any of its affiliates disposes of any equity security of the Company (excluding a transfer to an affiliate).

•	The Company has agreed that, upon request of Safeguard, the Company will request that the board of directors of the Company appoint or nominate for election by the stockholders to the board nominees designated by Safeguard, provided that the number of nominees so designated, together with all other then-incumbent directors previously so designated or who are directors, officers or employees of Safeguard or any of its affiliates, would not be greater than the number of the then-incumbent directors plus one.

•	The Company will create a committee of its board of directors comprised of three directors satisfying the independence standards of the rules of the Nasdaq Stock Market, Inc., and these directors will be tasked with considering and, if appropriate, approving any transactions between the Company and officers, directors or holders of more than 5% of the outstanding shares of any class of voting securities of the Company, which would include Safeguard and its affiliates.

•	The Company will also deliver or make available to Safeguard information regarding its financial condition, business, prospects or corporate affairs as Safeguard may from time to time reasonably request, permit Safeguard to visit and inspect the Company’s properties, its books and records and discuss the Company’s affairs, finances and accounts with its employees and auditors and give Safeguard or its representative at least two days prior written notice of all meetings of the board of directors and committees thereof and allow Safeguard to have a representative attend and participate in any such meeting, (without a right to vote in such capacity).

         The Company has also entered into an agreement with Safeguard granting it extensive rights to have shares of Common Stock owned by Safeguard and its affiliates registered under the Securities Act of 1933.

Additional Covenants of Safeguard.

         Safeguard has agreed with the Company that neither it nor any of its affiliates will sell a number of shares of Common Stock greater than 30% of the number of shares of Common Stock then outstanding in any transaction or series of transactions unless the other stockholders are afforded the right to sell to the proposed purchaser, at the same price per share and on the same terms and conditions, the same proportion of their shares of Common Stock as the proposed sale represents with respect to the aggregate number of shares of Common Stock then owned by Safeguard and its affiliates. That covenant expires on June 13, 2005 and does not apply to a sale of Common Stock in a broadly disseminated public offering or a broker’s transaction under Rule 144 of the Securities and Exchange Commission adopted under the Securities Act of 1933.

         Safeguard has also agreed that, unless permitted by the affirmative vote of the committee of independent directors designated to consider and approve related party transactions or a vote of the holders of a majority of the outstanding securities of the Company entitled to vote generally on the election of directors (excluding shares held by Safeguard and its affiliates), it will cause all directors of the Company who are employees of Safeguard or any of its affiliates or who are appointed or nominated for election to the board of directors of the Company at the request of Safeguard to vote in favor of the election of three directors meeting the independence requirements of the rules of the Nasdaq Stock Market, Inc. to the Company’s Audit Committee and to the committee of the board of directors referred to above tasked to consider and approve related party transactions.

         In addition, Safeguard has agreed not to take any action which will cause the Company to conduct its business in a manner other than in substantial accordance with its business plan and not to cause the Company to effect a so-called Rule 13e-3 transaction unless the transaction is approved by the committee of independent directors or by a stockholder vote as described above. Rule 13e-3 transactions, which are regulated under Rule 13e-3 of the Securities and Exchange Commission adopted under the Securities Exchange Act of 1934, can include:

•	a purchase of any equity security issued by the Company or any affiliate of the Company;

•	a tender offer or request or invitation for tenders of any equity security issued by the Company, made by the Company or any affiliate of the Company; or

•	a solicitation of any proxy, consent or authorization or the distribution of an information statement following an action by written consent of stockholders by the Company or any affiliate of the Company in connection with a merger, consolidation, reclassification, recapitalization, reorganization or similar corporate transaction of the Company or between the Company or any subsidiary or an affiliate of the Company or a sale of substantially all of the assets of the Company to any affiliate or group of affiliates of the Company or a reverse stock split of any equity securities of the Company involving the purchase of fractional shares.

         Any of the foregoing transactions would constitute a 13e-3 transaction if it has a reasonable likelihood or purpose of producing, directly or indirectly, the effect of causing

•	any class of equity securities of the Company registered under the Securities Exchange Act of 1934 to be held of record by less than 300 persons, which would result in that class no longer being so registered or

•	any class of equity securities of the Company which is listed on a national securities exchange or quoted in an inter-dealer quotation system of a registered national securities association to be neither listed on any national securities exchange or quoted on any such inter-dealer quotation system.

         Presently the Common Stock of the Company is the only class of stock that falls within the category of equity securities referred to in the second bullet point above.

National Market System Listing

         The Company does not presently meet the $4 million tangible net asset test required for its Common Stock to continue to be traded on the Nasdaq National Market. The Company will satisfy that requirement, however, if all of the Series D Preferred Stock is converted after receiving stockholder approval. Because the Series D Preferred Stock is redeemable at the option of the holder on July 10, 2004, it is treated as a liability for purposes of the net tangible asset test. The Nasdaq Stock Market, Inc. has given the Company until July 31, 2002 to comply with the tangible net asset requirement, and the Company expects to request more time in the event it is not able to hold the stockholders meeting by that date.

         The Nasdaq Stock Market, Inc. has adopted a change in its rules that will become effective in November 2002 under which a $10 million stockholders’ equity test will be substituted for the $4 million tangible net asset test. Depending on the results of its operations through November, the Company may not meet the $10 million stockholder equity test in November and expects its stockholders’ equity to fall below that required level sometime thereafter, even if stockholder approval is obtained, the Series D Preferred Stock is converted in full and Safeguard purchases the 362,663 additional shares of Common Stock for $574,821. The Company will evaluate alternatives concerning the satisfaction of the $10 million stockholders’ equity requirement in light of circumstances then prevailing.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

         (c)  Exhibits.

                  See the following Exhibit Index

SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 17, 2002	CHROMAVISION MEDICAL SYSTEMS, INC.

By: /s/ Kevin C. O’Boyle

Name: Kevin C. O’Boyle

Its: Chief Operating Officer and

Chief Financial Officer

EXHIBIT INDEX

Exhibit		Sequentially
No.	Description	Numbered Page*

4.1	Form of Amended and Restated Common Stock Purchase Warrant, dated June 13, 2002

4.2	Form of Common Stock Purchase Warrant to be issued by ChromaVision Medical Systems, Inc. to Safeguard Delaware, Inc.

4.3	Amendment No. 3 to Rights Agreement between ChromaVision Medical Systems, Inc. and Computershare Investor Services LLC dated June 11, 2002

99.1	Securities Purchase Agreement dated June 13, 2002 between ChromaVision Medical Systems, Inc., Safeguard Delaware, Inc. and Safeguard Scientifics, Inc.

99.2	Form of Stock Purchase Agreement dated June 13, 2002 by and among ChromaVision Medical Systems, Inc., Safeguard Delaware, Inc. and each of six institutional investors

99.3	Registration Rights Agreement dated June 13, 2002 by and among ChromaVision Medical Systems, Inc. and Safeguard Delaware, Inc.

*	Contained only in the manually executed version.